================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ---------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 30, 1997

                          EVERGREEN MEDIA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                                      75-2247099
       (State or Other Jurisdiction of                         (IRS Employer
                Incorporation)                              Identification No.)

                         433 EAST LAS COLINAS BOULEVARD
                                   SUITE 1130
                              IRVING, TEXAS 75039
                    (Address of Principal Executive Offices)

                                 (972) 869-9020
              (Registrant's telephone number, including area code)

================================================================================

ITEM 5. OTHER EVENTS

     On May 30, 1997, Evergreen Media Corporation (together with its subsidiaries, the "Company") completed the acquisition of WPNT-FM in Chicago from affiliates of Century Broadcasting Company. On a cumulative basis, the acquisition by the Company of WPNT-FM, together with (i) the exchange by the Company of five of its six stations in Charlotte, North Carolina to EZ Communications in return for WUSL-FM and WIOQ-FM in Philadelphia, which was completed on May 15, 1997, (ii) the acquisition of WDAS-FM/AM in Philadelphia from Beasley FM Acquisition Corp. for $103.0 million in cash plus various direct acquisition costs, which was completed on May 1, 1997, (iii) the exchange by the Company of one station in Detroit to Greater Washington Radio in return for WWRC-AM in Washington, D.C., which was completed on April 3, 1997, (iv) the acquisition by the Company of WJLB-FM and WMXD-FM in Detroit from Secret Communications, L.P. for $168.0 million in cash plus various direct acquisition costs, which was completed on April 1, 1997, (v) the acquisition by the Company of KKSF-FM and KDFC-FM/AM in San Francisco from The Brown Organization for $115.0 million in cash plus various direct acquisition costs, which was completed on January 31, 1997 and (vi) the acquisition by the Company of WWWW-FM and WDFN-AM in Detroit from Chancellor Broadcasting Company for $30.0 million in cash plus various direct acquisition costs, which was completed on January 31, 1997, constitutes the acquisition by the Company of unrelated, individually insignificant businesses, the aggregate impact of which is deemed significant for purposes of Rule 3-05 of Regulation S-X under the Securities Act of 1933, as amended. Accordingly, audited financial statements for a substantial majority of the businesses acquired are being filed herewith pursuant to Rule 3-05(b)(2)(i) of Regulation S-X.

     On June 3, 1997, the Company completed the sale of WEJM-FM in Chicago to affiliates of Crawford Broadcasting for $14.75 million in cash.

     The Company is also filing herewith the following audited financial statements related to its pending acquisition of certain subsidiaries of Viacom International, Inc. ("Viacom") for $595.0 million, plus working capital, in cash. The Viacom subsidiaries to be acquired by the Company own and operate radio stations WLTW-FM and WAXQ-FM in New York and WMZQ-FM, WJZW-FM, WBZS-AM and WZHF-AM in Washington, D.C. A more detailed description of the acquisition by the Company of the Viacom subsidiaries is contained in the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1996.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

7(a) Financial Statements of Business Acquired -- KKSF-FM/KDFC-FM and AM (A
     Division of The Brown Organization)

     The following information called for by Item 7(a) is included on pages A-1 through A-9 of this report:

(1)  Independent Auditors' Report................................  A-1
(2)  Balance Sheets of KKSF-FM/KDFC-FM and AM (A Division of The
     Brown Organization) as of December 31, 1995 and 1996........  A-2
(3)  Statements of Earnings and Division Equity of
     KKSF-FM/KDFC-FM and AM (A Division of The Brown
     Organization) for the years ended December 31, 1995 and
     1996........................................................  A-3
(4)  Statements of Cash Flows of KKSF-FM/KDFC-FM and AM (A
     Division of The Brown Organization) for the years ended
     December 31, 1995 and 1996..................................  A-4
(5)  Notes to Financial Statements...............................  A-5

 7(a) Financial Statements of Business Acquired -- WJLB/WMXD, DETROIT

     The following information called for by Item 7(a) is included on pages B-1 through B-9 of this report:

(1)  Report of Independent Accountants...........................  B-1
(2)  Combined Balance Sheets of WJLB/WMXD, DETROIT as of December
     31, 1996 and March 31, 1997 (unaudited).....................  B-2
(3)  Combined Statements of Operations of WJLB/WMXD, DETROIT for
     the year ended December 31, 1996 and for the three months
     ended March 31, 1996 and 1997 (unaudited)...................  B-3
(4)  Combined Statements of Cash Flows of WJLB/WMXD, DETROIT for
     the year ended December 31, 1996 and for the three months
     ended March 31, 1996 and 1997 (unaudited)...................  B-4
(5)  Notes to Combined Financial Statements......................  B-5

7(a) Financial Statements of Business Acquired -- WDAS-AM/FM (Station owned and operated by Beasley FM Acquisition Corp.)

     The following information called for by Item 7(a) is included on pages C-1 through C-8 of this report:

(1)  Independent Auditors' Report................................  C-1
(2)  Balance Sheets of WDAS-AM/FM (Station owned and operated by
     Beasley FM Acquisition Corp.) as of December 31, 1996 and
     March 31, 1997 (unaudited)..................................  C-2
(3)  Statements of Earnings and Station Equity of WDAS-AM/FM
     (Station owned and operated by Beasley FM Acquisition Corp.)
     for the year ended December 31, 1996 and the three months
     ended March 31, 1996 and 1997 (unaudited)...................  C-3
(4)  Statements of Cash Flows of WDAS-AM/FM (Station owned and operated by Beasley FM Acquisition Corp.) for the year ended
     December 31, 1996 and the three months ended March 31, 1996 and 1997 (unaudited)........................................  C-4
(5)  Notes to Financial Statements...............................  C-5

 7(a) Financial Statements of Business Acquired -- Century Chicago Broadcasting, L.P.

     The following information called for by Item 7(a) is included on pages D-1 through D-9 of this report:

(1)  Report of Independent Accountants...........................  D-1
(2)  Balance Sheets of Century Chicago Broadcasting, L.P. as of
     December 31, 1996 and March 31, 1997 (unaudited)............  D-2
(3)  Statements of Operations and Partners' Deficit of Century
     Chicago Broadcasting, L.P. for the year ended December 31,
     1996 and the three months ended March 31, 1996 and 1997
     (unaudited).................................................  D-3
(4)  Statements of Cash Flows of Century Chicago Broadcasting,
     L.P. for the year ended December 31, 1996 and the three
     months ended March 31, 1996 and 1997 (unaudited)............  D-4
(5)  Notes to Financial Statements...............................  D-5

  7(a) Financial Statements of Business to Be Acquired -- Riverside Broadcasting Co., Inc. and WAXQ Inc.

     The following information called for by Item 7(a) is included on pages E-1 through E-9 of this report:

(1)  Independent Auditors' Report................................  E-1
(2)  Combined Balance Sheets of Riverside Broadcasting Co., Inc.
     and WAXQ Inc. as of December 31, 1996 and March 31, 1997
     (unaudited).................................................  E-2
(3)  Combined Statements of Earnings of Riverside Broadcasting
     Co., Inc. and WAXQ Inc. for the year ended December 31, 1996 and the three months ended March 31, 1996 and 1997
     (unaudited).................................................  E-3
(4)  Combined Statements of Cash Flows of Riverside Broadcasting
     Co., Inc. and WAXQ Inc. for the year ended December 31, 1996 and the three months ended March 31, 1996 and 1997
     (unaudited).................................................  E-4
(5)  Notes to Combined Financial Statements......................  E-5

 7(a) Financial Statements of Business to Be Acquired -- WMZQ Inc. and Viacom Broadcasting East, Inc.:

     The following information called for by Item 7(a) is included on pages F-1 through F-9 of this report:

(1)  Independent Auditors' Report................................  F-1
(2)  Combined Balance Sheets of WMZQ Inc. and Viacom Broadcasting
     East, Inc. as of December 31, 1996 and March 31, 1997
     (unaudited).................................................  F-2
(3)  Combined Statements of Earnings of WMZQ Inc. and Viacom
     Broadcasting East, Inc. for the year ended December 31, 1996 and the three months ended March 31, 1996 and 1997
     (unaudited).................................................  F-3
(4)  Combined Statements of Cash Flows of WMZQ Inc. and Viacom
     Broadcasting East Inc. for the year ended December 31, 1996 and the three months ended March 31, 1996 and 1997
     (unaudited).................................................  F-4
(5)  Notes to Combined Financial Statements......................  F-5

  7(b) Pro Forma information for the transactions described herein, as well as certain other transactions, have been presented by the Company in its Current Report on Form 8-K dated May 28, 1997.

     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
       23.1**            -- Consent of KPMG Peat Marwick LLP, independent accountants
       23.2**            -- Consent of Arthur Andersen LLP, independent accountants
       23.3**            -- Consent of KPMG Peat Marwick LLP, independent accountants
       23.4**            -- Consent of Price Waterhouse LLP, independent accountants

---------------

** Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EVERGREEN MEDIA CORPORATION

                                            By:     /s/ MATTHEW E. DEVINE
                                              ----------------------------------
                                                      Matthew E. Devine
                                                   Chief Financial Officer

Date: June 3, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Brown Organization:

     We have audited the accompanying balance sheets of KKSF-FM/KDFC-FM and AM (A Division of The Brown Organization) as of December 31, 1996 and 1995, and the related statements of earnings and division equity and cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KKSF-FM/KDFC-FM and AM (A Division of The Brown Organization) as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in
Schedule 1 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly presented in all material respects in relation to the basic financial statements taken as a whole.

                                     KPMG Peat Marwick LLP

Dallas, Texas
April 25, 1997

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                               1996       1995
                                                              -------    -------
                                                                 (DOLLARS IN
                                                                  THOUSANDS)
Current assets:
  Cash......................................................  $    53    $   131
  Accounts receivable, less allowance for doubtful accounts
     of $62 in 1996 and $92 in 1995.........................    1,345      3,110
  Due from Evergreen Media Corporation (note 5).............    1,323         --
  Prepaid expenses and other................................       50         77
                                                              -------    -------
          Total current assets..............................    2,771      3,318
                                                              -------    -------
Property and equipment, net (note 2)........................    1,992      2,434
Intangible assets, net (note 3).............................   12,622     14,448
Other assets................................................      115        106
                                                              -------    -------
          Total assets......................................  $17,500    $20,306
                                                              =======    =======

                        LIABILITIES AND DIVISION EQUITY

Current liabilities:
  Accounts payable..........................................  $    69    $    57
  Accrued expenses..........................................      625        963
                                                              -------    -------
          Total current liabilities.........................      694      1,020
Intercompany payable to Parent (note 4).....................    5,000      7,700
Deferred compensation (note 5)..............................      365        198
Division equity:
  Advances from Parent......................................   10,647     11,746
  Accumulated equity (deficit)..............................      794       (358)
                                                              -------    -------
          Total division equity.............................   11,441     11,388
Commitments and contingencies (note 5)
                                                              -------    -------
          Total liabilities and division equity.............  $17,500    $20,306
                                                              =======    =======

                See accompanying notes to financial statements.

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                   STATEMENTS OF EARNINGS AND DIVISION EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                               1996       1995
                                                              -------    -------
                                                                 (DOLLARS IN
                                                                  THOUSANDS)
Revenues:
  Gross revenues (note 5)...................................  $14,896    $13,739
  Less agency commissions...................................    1,746      1,773
                                                              -------    -------
          Net revenues......................................   13,150     11,966
                                                              -------    -------
Operating expenses:
  Station operating expenses, excluding depreciation and
     amortization...........................................    6,780      7,088
  Participation agreement expense (note 5)..................    2,486      1,405
  Depreciation and amortization.............................    2,351      2,283
                                                              -------    -------
          Total operating expenses..........................   11,617     10,776
                                                              -------    -------
          Operating income..................................    1,533      1,190
Non-operating income (expenses):
  Intercompany interest expense (note 4)....................     (429)      (796)
  Other, net................................................       48         54
                                                              -------    -------
          Non-operating expense, net........................     (381)      (742)
                                                              -------    -------
          Net earnings......................................  $ 1,152    $   448
                                                              =======    =======
Pro forma information (unaudited) (note 1(h)):
  Income tax expense........................................     (461)      (179)
                                                              -------    -------
          Pro forma net earnings............................  $   691    $   269
                                                              =======    =======
Division equity, beginning of year..........................   11,388      8,025
Net investment by (distribution to) parent..................   (1,099)     2,915
                                                              -------    -------
Division equity, end of year................................  $11,441    $11,388
                                                              =======    =======

                See accompanying notes to financial statements.

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996          1995
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
  Net earnings..............................................    $1,152        $  448
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     2,351         2,283
     Gain on sale of assets.................................        (4)          (38)
     Deferred compensation..................................       167            60
     Accrued intercompany interest..........................       429           796
     Participation agreement expense........................     2,486         1,405
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................       442          (684)
       Prepaid expenses and other...........................        18            16
       Accounts payable and accrued expenses................      (326)           51
                                                                ------        ------
          Net cash provided by operating activities.........     6,715         4,337
                                                                ------        ------
Cash flows used in investing activities:
  Acquisition of property and equipment.....................       (83)       (1,239)
  Proceeds from sale of equipment...........................         4             5
                                                                ------        ------
          Net cash used in investing activities.............       (79)       (1,234)
                                                                ------        ------
Cash flows used in financing activities -- distributions to
  parent....................................................    (6,714)       (3,300)
                                                                ------        ------
Decrease in cash............................................       (78)         (197)
Cash at beginning of year...................................       131           328
                                                                ------        ------
Cash at end of year.........................................    $   53        $  131
                                                                ======        ======
Noncash financing activities -- intercompany note payable
  principal and interest payments made by the Company.......    $3,129        $5,543
                                                                ======        ======

                See accompanying notes to financial statements.

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     KKSF-FM/KDFC-FM and AM (the "Division") is a division of The Brown Organization (the "Company"). The Division is the operator of radio stations KKSF-FM and KDFC-FM and AM. The accompanying financial statements reflect the assets and liabilities related to the Division's operations and do not include corporate management and administrative expenses.

  (b) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense when incurred.

  (c) Goodwill and Intangible Assets

     The excess of the purchase price of the acquired radio stations over the fair value of the net tangible assets acquired is reflected in the accompanying financial statements as intangible assets. Intangible assets are amortized over the estimated useful lives ranging from 3 to 40 years.

     The Division continually evaluates the propriety of the carrying amount of goodwill as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation of goodwill consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. The projections are based on a historical trend line of actual results since the acquisitions of the respective stations adjusted for expected changes in operating results. To the extent such projections indicate that undiscounted operating income is not expected to be adequate to recover the carrying amounts of the related goodwill, such carrying amounts are written down by charges to expense. At this time, the Division believes that no significant impairment of goodwill has occurred and that no reduction of the estimated useful lives is warranted.

  (d) Barter Transactions

     The Division trades commercial air time for goods and services used principally for promotional sales and other business activities. Barter revenue is recognized when the commercials are broadcast. Barter expense is recognized when goods or services are received or used. Barter revenues and expenses were approximately $123,000 and $166,000 during the years ended December 31, 1996 and 1995, respectively.

  (e) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (f) Impairment of Long-Lived Tangible and Intangible Assets

     The Division adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Division's financial position, results of operations or liquidity.

  (g) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that reflect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Division's national revenue customer base. The Division performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. At December 31, 1996, no receivable from any customer exceeded 5% of Division equity and no customer accounted for more than 10% of net revenues in 1996.

  (h) Income Taxes

     As the Company is an "S" Corporation, income taxes are the responsibility of its individual stockholders. Accordingly, no income tax expense or deferred income tax assets or liabilities are recognized in the accompanying financial statements of the Division.

     The pro forma information assumes the Division is subject to state and federal income taxes computed on a separate return basis.

  (i) Financial Instruments

     The carrying amount of cash, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments. The floating interest rate on the Company's longterm bank debt reflects current market rates and, accordingly, its carrying value approximates fair value.

(2) PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following at December 31, 1996 and 1995 (thousands of dollars):

                                                                        1996      1995
                                                                       ------    ------
Leasehold improvements.................................   10 years     $  718    $  709
Broadcast equipment....................................  5-10 years     2,315     2,299
Furniture, fixtures and office equipment...............  3-10 years       797       746
Record library.........................................   7 years         148       148
Automobiles............................................   3 years          42        42
                                                                       ------    ------
                                                                        4,020     3,944
Less accumulated depreciation and amortization.........                 2,028     1,510
                                                                       ------    ------
                                                                       $1,992    $2,434
                                                                       ======    ======

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(3) INTANGIBLE ASSETS

     Intangible assets is comprised of the following at December 31, 1996 and 1995 (thousands of dollars):

                                                         ESTIMATED
                                                        USEFUL LIFE     1996       1995
                                                        -----------    -------    -------
KKSF-FM Acquisition
  FCC license.........................................   40 years      $ 4,500      4,500
  Residual value......................................   40 years          533        533
  Lease costs.........................................   13 years          900        900
  Format and music research...........................    9 years        6,320      6,320
                                                                       -------    -------
                                                                        12,253     12,253
          Less accumulated amortization...............                   7,938      7,160
                                                                       -------    -------
                                                                         4,315      5,093
                                                                       -------    -------
KDFC Acquisition
  Covenant not to compete.............................    5 years        3,000      3,000
  Goodwill and going concern value....................   40 years        2,245      2,245
  Customer list.......................................    5 years        1,226      1,226
  FCC license.........................................   40 years        5,000      5,000
  Contracts...........................................    3 years           72         72
                                                                       -------    -------
                                                                        11,543     11,543
          Less accumulated amortization...............                   3,236      2,188
                                                                       -------    -------
                                                                         8,307      9,355
                                                                       -------    -------
Net intangibles.......................................                 $12,622     14,448
                                                                       =======    =======

(4) RELATED PARTY TRANSACTIONS

     The Division is provided management and administrative services by personnel at the Company's headquarter's office located in Los Angeles, California and by the president of the Company's radio station operations. The cost of these services has not been charged to the Division's operations.

     The Division maintains an intercompany note payable with the Company that bears interest at a rate equivalent to the Company's rate on its bank borrowings (7.3% and 7.6% at December 31, 1996 and 1995, respectively) (see note 5).

(5) COMMITMENTS AND CONTINGENCIES

     On September 19, 1996, the Company, on behalf of the Division, entered into an agreement to sell its radio broadcasting assets to Evergreen Media Corporation ("Evergreen"). On November 1, 1996, the Company and Evergreen commenced a time brokerage agreement ("the TBA") whereby substantially all of the Company's broadcast time was sold to Evergreen. The monthly fees for November and December 1996 amounted to $1,250,000. In addition, the TBA required that Evergreen reimburse the Company for certain expenses that the Company incurred during the term of the TBA. The Division incurred approximately $422,000 in nonreimbursable station operating expenses during November and December 1996. The TBA continued until the sale to Evergreen was consummated on January 31, 1997. Proceeds of $115,000,000 were paid by Evergreen to the Company which included the liquidation of the intercompany note payable (see note 4).

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1996, the amounts due from the Evergreen Media Corporation approximating $1,323,000 primarily relates to funds collected by Evergreen for advertising revenue generated before the effective date of the brokerage agreement.

     The Company, on behalf of the Division, entered into a time brokerage agreement whereby substantially all of the broadcast time of radio station KDFC-FM was sold to another broadcaster ("the broadcaster") for a monthly fee of $41,667. The agreement is for a period of three years commencing October 5, 1995. The broadcaster may extend the agreement an additional two years. The agreement may be terminated under certain conditions.

     The Company has entered into an agreement with a key Division employee whereby said employee participates in the Division's appreciation of net assets through participation percentages. The key employee's percentage of participation is greater if he is employed by the Company at the time that the station is sold than if his employment is terminated prior to sale for reasons other than the employee's death or disability. The balance due to this employee is payable only upon the earlier of the termination of employment or sale of the radio station. The Company recognized approximately $2,486,000 and $1,405,000 in compensation expense related to this agreement during 1996 and 1995, respectively.

     During 1989 the Company adopted a deferred compensation plan for the benefit of the radio stations' general managers. Compensation expense of $167,000 and $60,000 was recognized in the accompanying Division financial statements in 1996 and 1995, respectively.

     The Company, on behalf of the Division, was lessee under noncancelable operating leases for studio space and transmitter sites. Rental expense recognized in the Division financial statements was approximately $340,000 and $298,000 during 1996 and 1995, respectively.

     Future minimum lease payments under noncancelable operating leases as of December 31, 1996 are as follows (in thousands):

1997........................................................    $  353
1998........................................................       312
1999........................................................       370
2000........................................................       231
2001........................................................       331
                                                                ------
          Total.............................................    $1,597
                                                                ======

                                                                      SCHEDULE 1

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                SUPPLEMENTARY SCHEDULE -- OPERATIONS INFORMATION
                          YEAR ENDED DECEMBER 31, 1996

                                                              KKSF-FM/
                                                              KDFC-AM     KDFC-FM     TOTAL
                                                              --------    -------    -------
                                                                      (IN THOUSANDS)
Gross revenues..............................................   $9,759     $5,137     $14,896
  Less agency commissions...................................    1,103        643       1,746
                                                               ------     ------     -------
          Net revenues......................................   $8,656     $4,494     $13,150
                                                               ======     ======     =======
Operating expenses:
  Station operating expenses excluding depreciation.........   $4,480     $2,300     $ 6,780
                                                               ======     ======     =======

---------------

Note: Certain expenses included in station operating expenses excluding depreciation -- other corporate general and administrative were allocated between KKSF-FM/KDFC-AM and KDFC-FM based on various factors. General and administrative expenses were allocated 66% and 34% to KKSF-FM/KDFC-AM and KDFC-FM, respectively. Sales commission and salaries were allocated 73% and 23% and technical and engineering expenses were allocated 60% and 40% to KKSF-FM/KDFC-AM and KDFC-FM, respectively, based on estimated time spent per day by Division personnel.

                 See accompanying independent auditors' report.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Secret Communications Limited Partnership:

     We have audited the accompanying combined balance sheet of WJLB/WMXD, DETROIT, as further described in Note 1, as of December 31, 1996, and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Station's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the accompanying combined financial statements referred to above present fairly, in all material respects, the financial position of WJLB/WMXD, DETROIT as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                            Arthur Andersen LLP

Chicago, Illinois
May 8, 1997

                               WJLB/WMXD, DETROIT

                            COMBINED BALANCE SHEETS
            AS OF DECEMBER 31, 1996, AND MARCH 31, 1997 (UNAUDITED)

                                     ASSETS

                                          DECEMBER 31,     MARCH 31,
                                              1996           1997
                                          ------------    -----------
                                                           UNAUDITED
CURRENT ASSETS:
  Cash and cash equivalents.............  $     1,194     $     1,212
  Accounts receivable (net of allowance
     for doubtful accounts of $96,119)..      589,346         419,688
  Trade receivables.....................       18,394          18,394
  Prepaid expenses and other assets.....        3,939           3,539
                                          -----------     -----------
          Total current assets..........      612,873         442,833
                                          -----------     -----------
PROPERTY AND EQUIPMENT, net (note 3)....    1,020,324         950,086
INTANGIBLE ASSETS, net (note 4).........   40,812,180      40,276,029
                                          -----------     -----------
          TOTAL ASSETS..................  $42,445,377     $41,668,948
                                          ===========     ===========

                  LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable and accrued
     expenses...........................  $   892,756     $ 1,320,212
  Trade payables........................        1,875           1,875
  Interest payable......................       72,732          19,652
  Current maturities of long-term
     debt...............................    1,252,950       1,494,617
                                          -----------     -----------
          Total current liabilities.....    2,220,313       2,836,356
                                          -----------     -----------
LONG-TERM DEBT, less current maturities
  (note 6)..............................   18,527,663      18,285,996
COMMITMENTS AND CONTINGENCIES (note 7)
PARTNERS' CAPITAL AND STATION EQUITY
  Balance, beginning of period..........   26,766,919      21,697,401
  Net amounts transferred to central
     office.............................  (13,398,406)     (3,296,193)
  Contributed capital...................    1,526,531       2,453,168
  Net income for the period.............    6,802,357        (307,780)
                                          -----------     -----------
  Balance, end of period................   21,697,401      20,546,596
                                          -----------     -----------
          TOTAL LIABILITIES AND
             PARTNERS' CAPITAL..........  $42,445,377     $41,668,948
                                          ===========     ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                               WJLB/WMXD, DETROIT

                       COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
       AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                          THREE MONTHS ENDED MARCH 31,
                                          DECEMBER 31,    ----------------------------
                                              1996            1996            1997
                                          ------------    ------------    ------------
                                                                  (UNAUDITED)
REVENUES
  Advertising revenues..................  $15,408,285       $4,500,863      $       --
  LMA and other income..................    4,000,000               --       2,421,000
                                          -----------       ----------      ----------
  Gross income..........................   19,408,285        4,500,863       2,421,000
  Less: agency commissions..............    1,880,637          523,792              --
                                          -----------       ----------      ----------
          Net revenues..................   17,527,648        3,977,071       2,421,000
                                          -----------       ----------      ----------
OPERATING EXPENSES:
  Station operating expenses excluding
     depreciation and amortization......    5,720,605        2,026,514         254,278
  Depreciation and amortization.........    2,414,614          600,888         606,388
  Central office general and
     administrative (note 8)............    1,004,379          145,558         535,522
                                          -----------       ----------      ----------
          Operating expenses............    9,139,598        2,772,960       1,396,188
                                          -----------       ----------      ----------
OPERATING INCOME........................    8,388,050        1,204,111       1,024,812
NONOPERATING EXPENSES:
  Interest expense (note 6).............    1,405,693        1,401,785       1,312,592
                                          -----------       ----------      ----------
          Non operating expenses........    1,405,693        1,401,785       1,312,592
                                          -----------       ----------      ----------
Income before taxes.....................    6,982,357         (197,674)       (287,780)
Provision for state income taxes (note
  2)....................................      180,000           41,400          20,000
                                          -----------       ----------      ----------
          Net income....................  $ 6,802,357       ($ 239,074)     ($ 307,780)
                                          ===========       ==========      ==========

  The accompanying notes to financial statements are an integral part of these statements.

                               WJLB/WMXD, DETROIT

                       COMBINED STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
         FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                          DECEMBER 31,   -----------------------
                                              1996          1996         1997
                                          ------------   ----------   ----------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................  $ 6,802,357    ($ 239,074)  ($ 307,780)
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization......    2,414,614       600,888      606,388
     Loss on sale of equipment..........        1,800            --           --
     Changes in assets and liabilities:
       Decrease in receivables, net.....    3,883,442     1,164,150      169,659
       Decrease (increase) in prepaid
          expenses......................       25,952       (50,134)         400
       (Decrease) increase in payables
          and accrued expenses..........     (902,306)     (431,298)     427,456
       Increase (decrease) in interest
          payable.......................       21,984        37,092      (53,080)
                                          -----------    ----------   ----------
          Net cash provided by operating
            activities..................   12,247,843     1,081,624      843,043
                                          -----------    ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................     (116,092)      (12,715)          --
                                          -----------    ----------   ----------
          Net cash (used in) investing
            activities..................     (116,092)      (12,715)          --
                                          -----------    ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in amounts transferred to
     central office.....................  (13,398,406)   (2,429,287)  (3,296,193)
  Net (payments) of long-term debt......     (261,417)     (261,417)          --
  Capital contributions.................    1,526,531     1,813,070    2,453,168
                                          -----------    ----------   ----------
          Net cash (used in) financing
            activities..................  (12,133,292)     (877,634)    (843,025)
                                          -----------    ----------   ----------
NET (DECREASE)/INCREASE IN CASH AND CASH
  EQUIVALENTS...........................       (1,541)      191,275           18
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................        2,735         2,737        1,194
                                          -----------    ----------   ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................  $     1,194    $  194,012   $    1,212
                                          ===========    ==========   ==========

  The accompanying notes to financial statements are an integral part of these statements.

                               WJLB/WMXD, DETROIT

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1) BUSINESS AND BASIS OF PRESENTATION:

     Secret Communications Limited Partnership ("Secret") owns WJLB-FM and WMXD-FM (the "Stations"). The Stations are licensed to and serve Detroit, Michigan. The accompanying combined financial statements include the accounts of the Stations after eliminating all significant intercompany accounts and transactions.

     Secret was formed in 1994 and on August 1, 1994, the general partners of Secret contributed substantially all of the assets and debt of several radio stations to Secret. The Stations were among those included in this initial contribution.

     As further described in Note 5, Secret entered into an agreement to sell substantially all of the assets of the Stations to Evergreen Media Corporation of Los Angeles ("Evergreen").

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  (a) Cash Equivalents

     Cash equivalents include overnight repurchase agreements backed by United States securities.

  (b) Trade Agreements

     The Stations have entered into trade agreements which provide for the exchange of advertising time for merchandise or services and are recorded at the estimated fair market value of the goods or services to be received. Trade receivables and trade payables represent the outstanding obligations of the parties to the trade agreements as of the end of the year. Trade revenues are recognized as the advertisements are broadcast. Trade expenses are recognized as the services or merchandise is used.

  (c) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (d) Intangible Assets

     Intangible assets are recorded at their appraised values and are amortized using the straight-line method over estimated periods of benefit up to 40 years. Should events or circumstances occur subsequent to the acquisition of a station which bring into question the realizable value or impairment of the related goodwill and intangibles, Secret will evaluate the remaining useful life and balance of intangibles and make appropriate adjustments. Secret's principal considerations in determining impairment include the strategic benefit to Secret of the particular station and the current and expected future operating income and cash flow levels of that particular station.

  (e) Revenue Recognition

     Advertising revenues are recognized as advertisements are broadcast.

  (g) Income Taxes

     The accompanying combined financial statements do not reflect provisions for federal income taxes which are reported by the partners of Secret.

                               WJLB/WMXD, DETROIT

  (h) Statement of Cash Flows

     Cash of $1,383,709 was paid for interest during the year ended December 31, 1996. Cash of $184,278 was paid for state income taxes during the year ended December 31, 1996.

  (i) Use of Estimates

     The preparation of these combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(3) PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following at December 31, 1996:

                                                         ESTIMATED USEFUL
                                             1996             LIVES
                                          -----------    ----------------
Land....................................  $    25,000           --
Buildings and leasehold improvements....      526,618    5 -- 31.5 years
Broadcasting equipment..................      554,611     5 -- 15 years
Furniture and fixtures..................      189,678        5 years
Business equipment......................      290,665        5 years
Vehicles................................       50,507        5 years
                                          -----------
                                            1,637,079
Less: Accumulated depreciation..........     (616,755)
                                          -----------
                                          $ 1,020,324
                                          ===========

(4) INTANGIBLE ASSETS:

     Intangible assets consisted of the following at December 31, 1996:

                                                         ESTIMATED USEFUL
                                             1996             LIVES
                                          -----------    ----------------
FCC Licenses............................  $42,195,591        25 years
Advertiser relationships................    3,069,763        7 years
Goodwill................................      729,704        40 years
                                          -----------
                                           45,995,058
Less: Accumulated amortization..........   (5,182,878)
                                          -----------
                                          $40,812,180
                                          ===========

(5) SALE OF STATIONS:

     On August 12, 1996, Secret entered into a definitive agreement to sell substantially all of the assets of the Stations to Evergreen. The agreement closed on April 1, 1997. The assets sold included fixed assets and intangible assets. In addition, Secret entered into a noncompete agreement covering the Detroit market for three years. In consideration for the assets of the Stations and the noncompete agreement, Evergreen paid Secret $168,000,000 on the closing date. While this transaction was pending, Secret entered into a time brokerage agreement with respect to the Stations which allowed Evergreen to purchase substantially all of the broadcast time on the Stations. The agreement commenced September 1, 1996 and expired on April 1, 1997. The revenue related to this agreement is reflected in the combined statement of operations as LMA Income.

                               WJLB/WMXD, DETROIT

     The Stations agreed to pay bonuses to certain executives and key employees if the individuals were employed by the Stations upon the close of the sale. These bonuses were accrued ratably from the commitment date, October 1, 1996, to April 1, 1997. At December 31, 1996, $400,500 is accrued for these stay bonuses, with the related expense reflected in central office general and administrative expenses. On April 1, 1997, the Stations paid $801,000 bonuses.

(6) LONG-TERM DEBT:

     Long-term debt consisted of a senior reducing revolving credit facility at December 31, 1996, which was used to recapitalize debt and to fund working capital for Secret at August 1, 1994. The debt was allocated to the Stations based on the ratio of the Stations' fair market value as compared to the total fair market value of Secret at August 1, 1994. Additional borrowings and repayments were allocated based on the same ratio if these borrowings and repayments were related to the general operations of all the Secret stations. Interest expense for the year ended December 31, 1996, was allocated to the Stations based on the same ratio.

     Borrowings under the revolving loans bear interest, at the option of Secret at LIBOR or prime, plus a margin. The margin over LIBOR or prime varies from time to time depending on Secret's ratio of debt to cash flow as defined in the agreement. The interest rate on the reducing revolver at December 31, 1996, ranged from 7.00% to 8.50%, with a weighted interest rate of 7.10%.

     Amounts outstanding under the reducing revolver are payable in quarterly installments beginning as early as June 30, 1995, and ending December 31, 2001. The amounts payable depend on the amounts then outstanding and correspondingly reduce the amount available to be borrowed. Based on debt outstanding, there were no amortization payments required to be made in 1996. Amounts outstanding under the revolving credit/term loan convert on June 30, 1997, to a term loan payable in quarterly installments ending December 31, 2001. In addition to scheduled amortization, Secret is required to repay revolving credit borrowings each calendar year of up to 50% of the excess cash flow for that calendar year as defined in the agreement, commencing with the year ending December 31, 1995. Based on financial ratios at December 31, 1996, there is no excess cash flow repayment due in 1997.

     The senior credit facility limits indebtedness, capital expenditures, and payment of distributions and requires certain financial ratios to be maintained among other restrictions. At December 31, 1996, Secret was in compliance with all provisions of its credit agreement. The senior credit facility is secured by substantially all of the assets of Secret.

     The future maturities of long-term debt are as follows:

1997....................................  $ 1,252,950
1998....................................    3,532,252
1999....................................    4,198,715
2000....................................    4,865,178
2001....................................    5,931,518
                                          -----------
                                          $19,780,613
                                          ===========

     The fair value of the debt is equal to its carrying value.

     On April 1, 1997, Secret repaid all amounts outstanding under its senior credit facility.

                               WJLB/WMXD, DETROIT

(7) COMMITMENTS AND CONTINGENCIES:

     The Stations have entered into operating leases with initial or remaining non-cancelable terms in excess of one year. The future minimum rental payments required for all such leases as of December 31, 1996, are as follows:

        YEAR ENDING DECEMBER 31,
----------------------------------------
  1997..................................  $221,372
  1998..................................   221,372
  1999..................................    75,237
  2000..................................    46,009
  2001..................................    46,009
  Future years..........................   251,505
                                          --------
Total minimum payments required.........  $861,504
                                          ========

     Rent expense was $252,013 for the year ended December 31, 1996.

(8) RELATED PARTY TRANSACTIONS:

     Central office general and administrative expenses represent an allocation of charges incurred by Secret's headquarters for various administrative and management services, including, but not limited to, salaries, bonuses, management fees and service fees. The charges are allocated to the Stations based on the total number of markets in which Secret owns stations. Amounts charged to the Stations do not necessarily represent the amounts that would have been incurred had the Stations operated as an unaffiliated entity. However, management believes that these charges result in a reasonable level of general and administrative expenses for the Stations.

     Included in the central office general and administrative expenses are fees charged to Secret by the two general partners for management and consulting services provided to Secret. In addition, Lane Industries, Inc., a related party to the administrative general partner of Secret, provides certain tax, legal, financial, risk management and employee benefits services for an annual fee. The amount allocated to the Stations for all such services provided by the general partners amounted to $180,405 for the year ended December 31, 1996.

     As described in Note 6, a portion of Secret's senior debt and interest expense has been allocated to the Stations as of December 31, 1996, and for the year then ended.

     The Partners' Capital and Station Equity section of the Balance Sheet consists of intercompany accounts, capital contributed by the partners and retained earnings. These accounts reflect the original acquisition of the Stations and the activity between the Stations and Secret, such as cash transfers and expense allocations.

(9) DEFERRED SAVINGS PLAN:

     Secret maintains a 401(k) savings plan in which the employees of the Stations participate. Employees must have reached age 21 and have completed one year of consecutive service to participate in the plan. Employees may contribute up to 15% of their salaries in accordance with IRS limitations. Secret matches employee contributions at a rate of 75% (up to 6%) of the employee's salary. Secret's contribution to the plan related to the Stations was $70,694 for the year ended December 31, 1996.

(10) NOTE TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

     The accompanying unaudited interim combined financial statements have been prepared in accordance with generally accepted accounting practices for interim periods. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial

                               WJLB/WMXD, DETROIT
statements. It is suggested that these interim combined financial statements be read in conjunction with the financial statements and notes thereto included elsewhere in this document.

     In the opinion of management, the unaudited interim combined financial statements reflect all adjustments consisting of normal recurring adjustments necessary to present fairly the combined financial position of the Stations as of March 31, 1997, and the interim combined results of operations and cash flows for all periods presented.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Beasley FM Acquisition Corp.:

     We have audited the accompanying balance sheet of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.) as of December 31, 1996, and the related statements of earnings and station equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WDAS-AM/FM as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                     KPMG Peat Marwick LLP

St. Petersburg, Florida
March 28, 1997

                                   WDAS-AM/FM
                         (STATION OWNED AND OPERATED BY
                         BEASLEY FM ACQUISITION CORP.)

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,     MARCH 31,
                                                                  1996           1997
                                                              ------------    -----------
                                                                              (UNAUDITED)
                                                                    (IN THOUSANDS)
Current assets:
  Cash......................................................    $ 2,111         $ 2,805
  Accounts receivable, less allowance for doubtful accounts
     of $166 and $138 in 1996 and 1997......................      3,693           2,938
  Trade sales receivable....................................        359              29
  Prepaid expense and other.................................        150             130
                                                                -------         -------
          Total current assets..............................      6,313           5,902
Property and equipment, net (note 2)........................      3,297           3,523
Notes receivable from related parties (note 5)..............      2,766           3,625
Intangibles, less accumulated amortization..................     17,738          17,122
                                                                -------         -------
                                                                $30,114         $30,172
                                                                =======         =======

                             LIABILITIES AND STATION EQUITY

Current liabilities:
  Current installments of long-term debt (note 3)...........    $    49         $    49
  Notes payable to related parties (note 5).................        352             494
  Accounts payable..........................................        269             191
  Accrued expenses..........................................        515             313
  Trade sales payable.......................................         39              12
                                                                -------         -------
          Total current liabilities.........................      1,224           1,059
Long-term debt, less current installments (note 3)..........        627             627
                                                                -------         -------
          Total liabilities.................................      1,851           1,686
Station equity..............................................     28,263          28,486
Commitments and related party transactions (notes 4 and
  5)........................................................
                                                                -------         -------
                                                                $30,114         $30,172
                                                                =======         =======

                See accompanying notes to financial statements.

                                   WDAS-AM/FM
                         (STATION OWNED AND OPERATED BY
                         BEASLEY FM ACQUISITION CORP.)

                   STATEMENTS OF EARNINGS AND STATION EQUITY

                                                                                THREE MONTHS
                                                              YEAR ENDED      ENDED MARCH 31,
                                                             DECEMBER 31,    ------------------
                                                                 1996         1996       1997
                                                             ------------    -------    -------
                                                                                (UNAUDITED)
                                                                       (IN THOUSANDS)
Net revenues...............................................    $14,667       $ 2,623    $ 3,000
                                                               -------       -------    -------
Costs and expenses:
  Program and production...................................      2,028           445        620
  Technical................................................        212            59         50
  Sales and advertising....................................      3,514           660        802
  General and administrative...............................      2,005           497        459
                                                               -------       -------    -------
                                                                 7,759         1,661      1,931
                                                               -------       -------    -------
          Operating income, excluding items shown
            separately
            below..........................................      6,908           962      1,069
Management fees (note 5)...................................       (620)         (156)      (128)
Depreciation and amortization..............................     (2,763)         (651)      (657)
Interest income (expense), net.............................        (40)          (13)         7
Other......................................................         --            --        (78)
                                                               -------       -------    -------
          Net income.......................................      3,485           142        213
Station equity, beginning of period........................     25,367        25,367     28,273
Forgiveness of related party note receivable (note 5)......       (589)           --         --
                                                               -------       -------    -------
Station equity, end of period..............................    $28,263       $25,509    $28,486
                                                               =======       =======    =======

                See accompanying notes to financial statements.

                                   WDAS-AM/FM
          (STATION OWNED AND OPERATED BY BEASLEY FM ACQUISITION CORP.)

                            STATEMENTS OF CASH FLOWS

                                                                                 THREE MONTHS
                                                          YEAR ENDED            ENDED MARCH 31,
                                                         DECEMBER 31,   -------------------------------
                                                             1996            1996             1997
                                                         ------------   ---------------   -------------
                                                                                  (UNAUDITED)
                                                                         (IN THOUSANDS)
Cash flows from operating activities:
  Net income...........................................    $ 3,485           $ 142           $  213
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.....................      2,763             651              657
     Allowance for doubtful accounts...................          8             (56)             (28)
     Decrease (increase) in receivables................       (398)            792            1,113
     (Increase) decrease) in prepaid expense and other
       assets..........................................        (96)           (104)              20
     Decrease in payables and accrued expenses.........       (507)           (331)            (297)
                                                           -------           -----           ------
          Net cash provided by operating activities....      5,255           1,094            1,678
                                                           -------           -----           ------

Cash flows from investing activities -- capital
  expenditures for property and equipment..............       (775)           (572)            (267)
                                                           -------           -----           ------

Cash flows from financing activities:
  Proceeds from issuance of indebtedness...............        676               -                -
  Principal payments on indebtedness...................       (820)              -                -
  Payment of loan fees.................................         (6)              -                -
  Net change in borrowings to/from affiliates..........     (2,647)           (305)            (717)
                                                           -------           -----           ------
          Net cash used in financing activities........     (2,797)           (305)            (717)
                                                           -------           -----           ------
Net increase in cash...................................      1,683             217              694
Cash at beginning of period............................        428             428            2,111
                                                           -------           -----           ------
Cash at end of period..................................    $ 2,111           $ 645           $2,805
                                                           =======           =====           ======
Noncash transactions:
Forgiveness of related note receivable
  Release of WDAS-AM/FM's obligations under a note
  payable which related to obtaining an easement.
  WDAS-AM/FM is now directly responsible for the costs
  necessary to obtain this easement and has included
  these costs in accrued expenses in the accompanying
  balance sheet........................................    $   350
                                                           =======

                See accompanying notes to financial statements.

                                   WDAS-AM/FM
          (STATION OWNED AND OPERATED BY BEASLEY FM ACQUISITION CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization

     WDAS-AM/FM (the Station) is a radio station operating in Philadelphia, Pennsylvania. The assets, liabilities and operations of WDAS-AM/FM are part of Beasley FM Acquisition Corp. (BFMA). These financial statements reflect only the assets, liabilities and operations relating to radio station WDAS-AM/FM and are not representative of the financial statements of BFMA.

  (b) Revenue Recognition

     Revenue is recognized as advertising air time is broadcast and is net of
advertising agency commissions.   (c) Property and Equipment

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated lives of the assets, which range from 5 to 31 years.

  (d) Intangibles

     Intangibles consist primarily of FCC licenses, which are amortized straight-line over ten years. Other intangibles are amortized straight-line over 5 to 10 years.

  (e) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

     BFMA adopted the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Station's financial position, results of operations, or liquidity.

  (f) Barter Transactions

     Trade sales are recorded at the fair value of the products or services received and totaled approximately $676 for the year ended December 31, 1996. Products and services received and expensed totaled approximately $449 for the year ended December 31, 1996.

  (g) Income Taxes

     BFMA has elected to be treated as an "S" Corporation under provisions of the Internal Revenue Code. Under this corporate status, the stockholders of BFMA are individually responsible for reporting their share of taxable income or loss. Accordingly, no provision for federal or state income taxes has been reflected in the accompanying financial statements.

                                   WDAS-AM/FM
          (STATION OWNED AND OPERATED BY BEASLEY FM ACQUISITION CORP.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (h) Defined Contribution Plan

     BFMA has a defined contribution plan which conforms with Section 401(k) of the Internal Revenue Code. Under this plan, employees may contribute a minimum of 1% of their compensation (no maximum) to the Plan. The Internal Revenue Code, however, limited contributions to $9,500 in 1996. There are no employer matching contributions.

  (i) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. To the extent management's estimates prove to be incorrect, financial results for future periods may be adversely affected.

  (j) Interim Financial Statements

     In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations, and cash flows of the Station for the three-month periods ended March 31, 1997 and 1996 and as of March 31, 1997.

(2) PROPERTY AND EQUIPMENT

     Property and equipment, at cost, is comprised of the following at December 31, 1996:

Land, buildings, and improvements...........................  $2,204
Broadcast equipment.........................................   1,200
Office equipment and other..................................     477
Transportation equipment....................................      79
                                                              ------
                                                               3,960
          Less accumulated depreciation.....................    (663)
                                                              ------
                                                              $3,297
                                                              ======

(3) LONG-TERM DEBT

     BFMA and six affiliates (the Group) refinanced their $100,000 revolving credit loan on June 24, 1996. Under terms of the new agreement, the Group was provided a revolving credit loan with an initial maximum commitment of $115,000. The credit agreement was subsequently amended and the maximum commitment was increased to $120,000. The Group's borrowings under the revolving credit loan totaled $115,784 at December 31, 1996, of which $676 was allocated to WDAS-AM/FM. The loan bears interest at either the base rate or LIBOR plus a margin which is determined by the Group's debt to cash flow ratio. The base rate is equal to the higher of the prime rate or the overnight federal funds effective rate plus 0.5%. At December 31, 1996, the revolving credit loan carried interest at an average rate of 8.61%. Interest is generally payable monthly. The Group has entered into interest rate hedge agreements as discussed in note 6.

     The amount available under the Group's revolving credit loan will be reduced quarterly beginning September 30, 1997 through its maturity on December 31, 2003. The loan agreement includes restrictive covenants and requires the Group to maintain certain financial ratios. The loans are secured by the common stock and substantially all assets of the Group.

                                   WDAS-AM/FM
          (STATION OWNED AND OPERATED BY BEASLEY FM ACQUISITION CORP.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Annual maturities on the Group's revolving credit loan for the next five years are as follows:

                                                                 DEBT
                                                              MATURITIES
                                                              ----------
1997........................................................   $  8,434
1998........................................................     12,650
1999........................................................     13,800
2000........................................................     14,950
2001........................................................     15,525
Thereafter..................................................     50,425
                                                               --------
          Total.............................................   $115,784
                                                               ========

     S-AM/FM paid interest of approximately $79 in 1996.

(4) COMMITMENTS

     On September 19, 1996, BFMA entered into an asset purchase agreement (APA) with Evergreen Media Corporation of Los Angeles (Evergreen) for the sale of WDAS-AM/FM. Under the terms of the APA, BFMA will convey substantially all of the assets used in the operation of the station to Evergreen in exchange for a purchase price of $103,000, subject to adjustment, to be paid in cash. BFMA expects to close on this sale before July 1, 1997.

     WDAS-AM/FM leases facilities and a tower under 10-year operating leases which expire in July 2004 and January 2007, respectively. WDAS-AM/FM also leases certain other office equipment on a month-to-month basis. Lease expense was approximately $215 in 1996. Future minimum lease payments by year are summarized as follows:

1997........................................................  $  236
1998........................................................     247
1999........................................................     258
2000........................................................     270
2001........................................................     283
Thereafter..................................................   1,275
                                                              ------
                                                              $2,569
                                                              ======

     In the normal course of business, the Station is party to various legal matters. The ultimate disposition of these matters will not, in management's judgment, have a material adverse effect on the Station's financial position.

(5) RELATED PARTY TRANSACTIONS

     The Company has a management agreement with Beasley Management Company, an affiliate of the Company's principal stockholder. Management fee expense under the agreement was $620 in 1996.

     The notes receivable from/payable to related parties are non-interest bearing and are due on demand. A note receivable due from a related party of $589 was forgiven in 1996.

                                   WDAS-AM/FM
          (STATION OWNED AND OPERATED BY BEASLEY FM ACQUISITION CORP.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(6) FINANCIAL INSTRUMENTS

     WDAS-AM/FM's significant financial instruments and the methods used to estimate their fair value are as follows:

          Revolving credit loan -- The fair value approximates carrying value due to the loan being refinanced on June 24, 1996 and the interest rate being based on current market rates.

          Notes receivable from/payable to related parties -- It is not practicable to estimate the fair value of these notes payable due to their related party nature.

          Interest rate swap, cap and collar agreements -- The Group entered into an interest rate swap agreement with a notional amount of $15,000, an interest rate cap agreement with a notional amount of $3,100, and an interest rate collar agreement with a notional amount of $15,000 to act as a hedge by reducing the potential impact of increases in interest rates on the revolving credit loan. These agreements expire on various dates in 1999. The Group is exposed to credit loss in the event of nonperformance by the other parties to the agreements. The Group, however, does not anticipate nonperformance by the counterparties. The fair value of the interest rate swap agreement is estimated using the difference between the present value of discounted cash flows using the base rate stated in the swap agreement (5.37%) and the present value of discounted cash flows using the LIBOR rate at December 31, 1996. The fair values of the interest rate cap agreement, which establishes a maximum base rate of 7.50%, and the interest rate collar agreement, which establishes a minimum base rate of 4.93% and a maximum base rate of 6%, are estimated based on the amounts the Group would expect to receive or pay to terminate the agreement. The estimated fair value of each of these agreements is negligible.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Century Chicago Broadcasting, L.P.

     In our opinion, the accompanying balance sheet and the related statements of operations and partners' deficit and of cash flows present fairly, in all material respects, the financial position of Century Chicago Broadcasting, L.P. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Chicago, Illinois
May 2, 1997

                       CENTURY CHICAGO BROADCASTING, L.P.

                                 BALANCE SHEETS

                                     ASSETS

                                                                                DECEMBER 31,
                                                              MARCH 31, 1997        1996
                                                              --------------    ------------
                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................    $  1,707,114    $  1,832,410
  Accounts receivable, net of allowance for doubtful
     accounts of $286,000 and $283,000, respectively........       2,030,226       2,504,875
  Prepaid expenses and other assets.........................         227,876         217,353
                                                                ------------    ------------
          Total current assets..............................       3,965,216       4,554,638
                                                                ------------    ------------
Property and equipment:
  Technical equipment.......................................       1,188,953       1,188,953
  Office furniture and fixtures.............................         370,442         370,075
  Leasehold improvements....................................         212,814         212,814
                                                                ------------    ------------
                                                                   1,772,209       1,771,842
  Less -- Accumulated depreciation..........................      (1,145,799)     (1,101,549)
                                                                ------------    ------------
          Total property and equipment......................         626,410         670,293
                                                                ------------    ------------
Intangible assets, net (Note 4).............................       1,934,838       1,946,778
                                                                ------------    ------------
Deferred financing costs, net...............................         424,860         465,360
                                                                ------------    ------------
          Total assets......................................    $  6,951,324    $  7,637,069
                                                                ============    ============

                             LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
  Promissory note (Note 6)..................................    $  6,210,342    $  6,036,785
  Accounts payable and accrued expenses (Note 5)............         898,072         968,424
  Due to Century Broadcasting Corporation (Note 3)..........      10,298,226      11,203,224
  Deferred option payment (Note 2)..........................       5,000,000       5,000,000
                                                                ------------    ------------
          Total current liabilities.........................      22,406,640      23,208,433
                                                                ------------    ------------
Commitments and contingencies (Note 7)
                                                                ------------    ------------
Partners' deficit, per accompanying statement...............     (15,455,316)    (15,571,364)
                                                                ------------    ------------
          Total liabilities and partners' deficit...........    $  6,951,324    $  7,637,069
                                                                ============    ============

   The accompanying notes are an integral part of these financial statements.

                       CENTURY CHICAGO BROADCASTING, L.P.

                 STATEMENTS OF OPERATIONS AND PARTNERS' DEFICIT

                                                       FOR THE THREE MONTHS
                                                         ENDED MARCH 31,
                                                   ----------------------------    DECEMBER 31,
                                                       1997            1996            1996
                                                   ------------    ------------    ------------
                                                           (UNAUDITED)
Revenues:
  Gross revenues.................................  $  1,973,026    $  1,454,573    $  8,638,346
  Less -- Agency commissions.....................      (262,854)       (198,089)     (1,163,350)
                                                   ------------    ------------    ------------
          Net revenues...........................     1,710,172       1,256,484       7,474,996
                                                   ------------    ------------    ------------
Operating expenses:
  Programming....................................       331,673         333,289       1,386,231
  Selling........................................       572,530         549,536       2,525,100
  Promotion -- Television advertising............            --         344,000         770,473
  Promotion -- Other.............................        23,561          28,802         324,305
  Technical......................................        54,241           8,802          58,135
  General and administrative.....................       303,947         278,093       1,148,298
  Corporate overhead allocation..................        45,000          45,000         181,000
  Depreciation and amortization..................        56,190          56,190         222,378
                                                   ------------    ------------    ------------
          Total operating expenses...............     1,387,142       1,643,712       6,615,920
                                                   ------------    ------------    ------------
Income (loss) from operations....................       323,030        (387,228)        859,076
Interest income..................................        14,848              --          63,572
Interest expense.................................      (221,830)       (316,010)     (1,065,825)
                                                   ------------    ------------    ------------
Net income (loss)................................       116,048        (703,238)       (143,177)
                                                   ------------    ------------    ------------
Partners' deficit:
  Beginning of period............................   (15,571,364)    (15,428,187)    (15,428,187)
                                                   ------------    ------------    ------------
  End of period..................................  $(15,455,316)   $(16,131,425)   $(15,571,364)
                                                   ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                       CENTURY CHICAGO BROADCASTING, L.P.

                            STATEMENTS OF CASH FLOWS

                                                             FOR THE THREE MONTHS
                                                                ENDED MARCH 31,
                                                            -----------------------   DECEMBER 31,
                                                               1997         1996          1996
                                                            ----------   ----------   ------------
                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).......................................  $  116,048   $ (703,238)  $  (143,177)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization expense................      56,190       56,190       222,378
     Corporate overhead allocation........................      45,000       45,000       181,000
     Amortization of deferred financing costs.............      40,500       39,000       161,581
     Changes in assets and liabilities:
       Accounts receivable, prepaid expenses and other
          current assets..................................     464,126      590,997      (400,707)
       Accounts payable and accrued expenses..............     (70,352)    (688,764)   (1,231,606)
                                                            ----------   ----------   -----------
          Net cash provided by (used in) operating
            activities....................................     651,512     (660,815)   (1,210,531)
                                                            ----------   ----------   -----------
Cash flows from investing activities:
  Additions to property and equipment.....................        (367)     (17,684)      (36,758)
  Deferred option payment.................................          --           --     5,000,000
                                                            ----------   ----------   -----------
          Net cash provided by (used in) investing
            activities....................................        (367)     (17,684)    4,963,242
                                                            ----------   ----------   -----------
Cash flows from financing activities:
  Repayment of promissory note............................          --           --    (4,500,000)
  Deferred financing costs................................          --      (76,707)      (87,421)
  Increase (decrease) in due to Century Broadcasting
     Corporation..........................................    (949,998)    (385,001)      987,635
  Proceeds from issuance of promissory note...............     173,557    1,109,219     1,646,004
                                                            ----------   ----------   -----------
          Net cash provided by (used in) financing
            activities....................................    (776,441)     647,511    (1,953,782)
                                                            ----------   ----------   -----------
Net change in cash and cash equivalents...................    (125,296)     (30,988)    1,798,929
Cash and cash equivalents:
  Beginning of period.....................................   1,832,410       33,481        33,481
                                                            ----------   ----------   -----------
  End of period...........................................  $1,707,114   $    2,493   $ 1,832,410
                                                            ----------   ----------   -----------
Cash paid for interest....................................          --           --   $   100,000
                                                            ==========   ==========   ===========

   The accompanying notes are an integral part of these financial statements.

                       CENTURY CHICAGO BROADCASTING, L.P.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION:

     Century Chicago Broadcasting, L.P. (CCBLP) is a limited partnership and the licensee of Chicago radio station WPNT-FM (the Station). The general partner of CCBLP is Century Broadcasting Corporation (Century) and the two limited partners of CCBLP are directors and controlling stockholders of Century.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim financial data (unaudited)

     The interim financial data as of March 31, 1997 and for each of the three months ended March 31, 1997 and 1996 is unaudited. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of results of the interim periods have been made and such adjustments were of a normal and recurring nature. The results of operations and cash flows for the three months ended March 31, 1997 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1997.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and cash equivalents

     CCBLP considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

  Revenue recognition

     Revenues for radio time sales, which are generated primarily from clients in the greater Chicago metropolitan area, are recognized when commercials are broadcast. Accounts receivable are unsecured.

  Property and equipment

     Property and equipment are stated at cost. Maintenance and repairs are charged against operations as incurred. Improvements and renewals are capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, generally ten years.

  Intangible assets

     Intangible assets represent goodwill and a broadcasting license. Intangible assets related to acquisitions since 1971 are being amortized on a straight-line basis over 40 years. Intangible assets of $347,137 related to the pre-1971 license acquisition are not being amortized as CCBLP believes there has been no diminution of value. CCBLP periodically evaluates the carrying value of intangible assets in relation to the future undiscounted cash flows of the Station.

                       CENTURY CHICAGO BROADCASTING, L.P.

  Impairment of long-lived assets

     Effective January 1, 1996, CCBLP adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS No. 121). This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 requires an impairment loss to be recognized if the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset. Otherwise, an impairment loss is not recognized. This Statement requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have any impact on CCBLP's financial statements.

  Deferred option payment

     On June 27, 1996, CCBLP granted Evergreen Media Corporation of Los Angeles (Evergreen) an option to purchase the Station. Under the terms of the option agreement, Evergreen paid $5,000,000 to CCBLP in exchange for CCBLP's agreement to sell the Station to Evergreen under the terms of a July 1, 1996 letter of intent. The option price, which is non-refundable, has been recorded as a deferred credit in the December 31, 1996 and March 31, 1997 balance sheets. See
Note 8.

  Deferred financing costs

     Deferred financing costs are amortized over the term of the related indebtedness by the interest method. Such amortization totaled $161,581 in 1996 and is included in interest expense in the accompanying statement of operations. The original cost of deferred financing costs being amortized was $753,658 at December 31, 1996.

  Income taxes

     No provision for income taxes has been provided in the accompanying financial statements because the tax effects of CCBLP's operations accrue directly to its partners.

  Fair value of financial instruments

     CCBLP's financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and a promissory note. Management believes that the fair values of these financial instruments approximate their respective carrying values.

NOTE 3 -- RELATED PARTY TRANSACTIONS:

     Cash provided by or required for CCBLP's operations is transferred between CCBLP and Century on a periodic basis. The amount recorded as Due to Century Broadcasting Corporation is non-interest bearing and is not subject to stated repayment terms. Accordingly, the financial statements do not reflect any interest costs on the Due to Century Broadcasting Corporation balance. The average Due to Century Broadcasting balance was $11,052,000 during the year ended December 31, 1996.

     Century provides certain managerial, treasury, accounting, tax and legal services to CCBLP. An allocation of the estimated cost of these services has been reflected in the accompanying statements of operations based on the estimated time spent by Century personnel providing such services. In the opinion of management, the costs allocated to CCBLP for services provided by Century are reasonable.

                       CENTURY CHICAGO BROADCASTING, L.P.

NOTE 4 -- INTANGIBLE ASSETS:

     Intangible assets as of December 31 consist of the following:

                                                                 1996
                                                              ----------
Broadcasting license........................................  $2,035,081
Goodwill....................................................     222,137
                                                              ----------
                                                               2,257,218
Less -- Accumulated amortization............................    (310,440)
                                                              ----------
                                                              $1,946,778
                                                              ==========

     Amortization expense related to these intangibles was $47,760 for the year ended December 31, 1996.

NOTE 5 -- ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

     Accounts payable and accrued expenses at December 31 consist of the following:

                                                                1996
                                                              --------
Accounts payable............................................  $ 31,098
Accrued interest and loan fees..............................   473,558
Accrued employee compensation...............................   188,520
Other accrued expenses......................................   275,248
                                                              --------
                                                              $968,424
                                                              ========

NOTE 6 -- PROMISSORY NOTE:

     On March 15, 1991, CCBLP entered into a Loan Agreement with a financial institution. This Loan Agreement was amended and supplemented at various times since its inception.

     As of January 31, 1996, an amendment was executed to provide CCBLP the ability to borrow an additional $1,000,000 ($845,000 for working capital purposes and $155,000 for the payment of interest). Additionally, the amendment provided that upon the consummation of Century's sale of its Denver radio stations CCBLP would prepay $4,500,000 of the promissory note. The sale and prepayment were completed in June 1996. Following the prepayment, the lender made an additional $1,000,000 available to CCBLP to fund future debt service and interest payments to the lender. During 1996, interest payments of $901,100 were made by CCBLP of which $100,000 was paid in cash and the remaining balance was paid through additional borrowings under the amended agreement. At December 31, 1996 and March 31, 1997, CCBLP had additional available line of credit totaling $463,000 and $289,000, respectively, subject to the terms and conditions of the agreement.

     Interest, payable quarterly, accrues at a Formula Rate which varies based upon certain financial measures. Such Formula Rate generally ranges from the prime lending rate (8.25% at December 31, 1996) plus 2% to the prime lending rate plus 3%. As of December 31, 1996, the Formula Rate in effect for CCBLP was 11.25%.

     Principal payments on the promissory note are due in twelve consecutive, quarterly installments beginning on April 1, 1997 with aggregate annual principal payments of $450,000 in 1997, $750,000 in 1998, $950,000 in 1999 and
any remaining amounts (including principal, interest and the remaining $300,000 of Loan Fees) due on January 1, 2000.

     The Loan Agreement contains various restrictive covenants that, among other things, require CCBLP, an affiliated limited partnership and Century to individually (and on a consolidated basis with respect to

                       CENTURY CHICAGO BROADCASTING, L.P.

Century) maintain minimum levels of operating cash flow, limit distributions from CCBLP and/or an affiliated limited partnership to their respective partners and place restrictions on the assumption and payment of Century expenses by CCBLP or the affiliated limited partnership.

     Upon notification from the lender, a prepayment equal to 50% of the adjusted cash flow, as defined in the Loan Agreement, may be required provided that such payment does not reduce cash on hand to a level below $1,000,000. The promissory note evidencing CCBLP's obligation to the lender is secured by substantially all of the assets of CCBLP and Century (including, but not limited to, its partnership interests in CCBLP and an affiliated limited partnership) and is guaranteed by Century and one of CCBLP's limited partners. Additionally, both of CCBLP's limited partners have pledged their respective interests in CCBLP as well as an affiliated limited partnership.

     As more fully discussed in Note 8, CCBLP has entered into an agreement to sell the Station and intends to use a portion of the proceeds to prepay the promissory note in full. Additionally, certain technical covenant violations have not been waived and there is uncertainty as to whether CCBLP and Century will be able to meet such covenants prospectively. As such, the amounts outstanding under the promissory note have been classified as current liabilities in the accompanying balance sheets.

     In the event that the promissory note is not prepaid in conjunction with the aforementioned sale of the Station, management believes that operating cash flows together with funds obtained from the additional borrowings as well as from the option payment discussed above will provide sufficient working capital to fund CCBLP's current operations. Additionally, management believes that the lender will continue to forbear and not require CCBLP to repay the obligations under the promissory note in advance of the stated maturities. Furthermore, management believes in the event that operating cash flows were not sufficient to support the Station's current operations and the sale of the Station were not to be completed that additional financing would be available either from its current lender or from other sources.

NOTE 7 -- COMMITMENTS:

     CCBLP leases certain office space and equipment under various operating leases. Rent expense included in the accompanying statement of operations for the year ended December 31, 1996 in connection with these various operating leases totaled $388,000. Future minimum rentals under noncancelable operating leases in existence at December 31, 1996 are as follows:

                            YEAR                               AMOUNT
                            ----                              ---------
1997........................................................  $ 375,000
1998........................................................    370,000
1999........................................................    339,000
2000........................................................    248,000
2001........................................................    288,000
Thereafter..................................................  1,151,000

     CCBLP has entered into certain noncancelable agreements for ratings and news services that require aggregate payments of approximately $358,000 in 1997, $355,000 in 1998 and $172,000 in 1999.

                       CENTURY CHICAGO BROADCASTING, L.P.

NOTE 8 -- STATION SALE:

     On July 15, 1996, CCBLP entered into an Asset Purchase Agreement with Evergreen Media Corporation of Chicago (Evergreen of Chicago) to sell substantially all of the assets of the Station to Evergreen of Chicago for approximately $68,750,000 in cash plus 96% of the accounts receivable balance at the time of closing, as detailed in the Purchase Agreement, subject to certain closing adjustments. In April 1997, the Federal Communications Commission approved the transfer of the Station's broadcasting license to Evergreen of Chicago. The sale of the Station is expected to close in the second quarter of 1997. On April 10, 1997, Evergreen of Chicago announced that it had entered into an agreement with Bonneville International Corp. (Bonneville) to sell the assets of the Station to Bonneville.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Evergreen Media Corporation:

     We have audited the accompanying combined balance sheets of Riverside Broadcasting Co., Inc. and WAXQ Inc. as of December 31, 1995 and 1996, and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Riverside Broadcasting Inc. and WAXQ Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Dallas, Texas
March 14, 1997

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                             DECEMBER 31,
                                          ------------------     MARCH 31,
                                           1995       1996         1997
                                          -------    -------    -----------
                                                                (UNAUDITED)
Current assets:
  Accounts receivable, less allowance
     for doubtful accounts of $99 in
     1995, $208 in 1996 and $168 in
     1997...............................  $ 5,507    $ 9,713       $8,810
  Prepaid expenses and other current
     assets.............................      178        381          523
  Deferred income taxes.................       45        829          829
                                          -------    -------      -------
          Total current assets..........    5,730     10,923       10,162
Property and equipment, net (note 4)....    1,075      4,177        4,474
Intangible assets, net (note 5).........   47,422     66,626       66,114
                                          -------    -------      -------
                                          $54,227    $81,726      $80,750
                                          =======    =======      =======

                          LIABILITIES AND EQUITY

Current liabilities -- accounts payable
  and accrued expenses..................  $ 1,167    $ 3,669       $1,977
Deferred income taxes...................      222      4,373        4,373
Equity (note 9).........................   52,838     73,684       74,400
Commitments and contingencies (note
  10)...................................
                                          -------    -------      -------
                                          $54,227    $81,726      $80,750
                                          =======    =======      =======

            See accompanying notes to combined financial statements.

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

                        COMBINED STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                          THREE MONTHS
                                           YEARS ENDED DECEMBER 31,      ENDED MARCH 31,
                                          ---------------------------   -----------------
                                           1994      1995      1996      1996      1997
                                          -------   -------   -------   -------   -------
                                                                           (UNAUDITED)
Gross revenues..........................  $28,254   $25,862   $37,321   $ 6,224   $11,072
  Less agency commissions and national
     rep fees...........................    4,700     4,342     5,892     1,013     1,799
                                          -------   -------   -------   -------   -------
          Net revenues..................   23,554    21,520    31,429     5,211     9,273
                                          -------   -------   -------   -------   -------
Operating expenses:
  Station operating expenses excluding
     depreciation and amortization......    9,212     9,069    12,447     2,238     4,179
  Depreciation and amortization.........    1,662     1,676     4,528       419       632
  Corporate general and
     administrative.....................      945       980       943       255       221
                                          -------   -------   -------   -------   -------
     Operating expenses.................   11,819    11,725    17,918     2,912     5,032
                                          -------   -------   -------   -------   -------
     Operating income...................   11,735     9,795    13,511     2,299     4,241
Other expense (note 3)..................       --        --       459        --        --
                                          -------   -------   -------   -------   -------
     Earnings before income taxes.......   11,735     9,795    13,052     2,299     4,241
Income tax expense (note 6).............    6,053     5,154     6,683     1,168     2,168
                                          -------   -------   -------   -------   -------
          Net earnings..................  $ 5,682   $ 4,641   $ 6,369   $ 1,131   $ 2,073
                                          =======   =======   =======   =======   =======

            See accompanying notes to combined financial statements.

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                   THREE MONTHS
                                                    YEARS ENDED DECEMBER 31,      ENDED MARCH 31,
                                                   ---------------------------   -----------------
                                                    1994      1995      1996      1996      1997
                                                   -------   -------   -------   -------   -------
Cash flows provided by operating activities:
  Net earnings...................................  $ 5,682   $ 4,641   $ 6,369   $ 1,131   $ 2,073
  Adjustments to reconcile net earnings to net
     cash provided by operating activities:
     Depreciation................................      153       168       286        42       120
     Amortization of goodwill....................    1,509     1,508     1,811       377       512
     Changes in certain assets and liabilities:
       Deferred income taxes.....................       32       110      (603)       --        --
       Accounts receivable, net..................     (676)      659    (4,172)      693       903
       Prepaid expenses and other current
          assets.................................       12       103      (203)      (92)     (142)
       Accounts payable and accrued expenses.....     (192)     (483)    2,502      (200)   (1,692)
                                                   -------   -------   -------   -------   -------
          Net cash provided by operating
            activities...........................    6,520     6,706     5,990     1,951     1,774
                                                   -------   -------   -------   -------   -------
Cash flows used by investing activities --capital
  expenditures...................................     (150)     (129)     (695)     (125)     (417)
                                                   -------   -------   -------   -------   -------
Net cash used by financing
  activities -- distribution to parent...........   (6,370)   (6,577)   (5,295)   (1,826)   (1,357)
                                                   -------   -------   -------   -------   -------
Increase (decrease) in cash......................       --        --        --        --        --
Cash at beginning of period......................       --        --        --        --        --
                                                   -------   -------   -------   -------   -------
Cash at end of period............................  $    --   $    --   $    --   $    --   $    --
                                                   =======   =======   =======   =======   =======
Noncash financing activities -- contribution of
  radio station net assets by parent (note 3)....  $    --   $    --   $19,772   $    --        --
                                                   =======   =======   =======   =======   =======

            See accompanying notes to combined financial statements.

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of Riverside Broadcasting Co., Inc. and WAXQ Inc. (collectively, the "Company"). The Company owns and operates two commercial radio stations in the New York City market -- WLTW-FM and WAXQ-FM and is wholly owned by Viacom International Inc. ("Viacom" or "Parent"), a wholly owned subsidiary of Viacom, Inc. Significant intercompany accounts and transactions have been eliminated in combination.

     On February 16, 1997, Viacom entered into a stock purchase agreement to sell all the issued and outstanding shares of capital stock of WAXQ Inc. and Riverside Broadcasting Co., Inc. in the New York City market, KYSR Inc. and KIBB Inc. in the Los Angeles market, Viacom Broadcasting East Inc. and WMZQ Inc. in the Washington, DC market, WLIT Inc. in the Chicago market and WDRQ Inc. in the Detroit market (collectively, the "Viacom Radio Properties") to Evergreen Media Corporation of Los Angeles ("Evergreen"), for $1.075 billion in cash ("Proposed Transaction"). The Proposed Transaction is expected to close after the expiration or termination of the applicable waiting periods under the HSR Act and approval by the Federal Communications Commission ("FCC"). Contemporaneous with this transaction, Evergreen entered into a joint purchase agreement with Chancellor Broadcasting Company ("Chancellor") under which Chancellor agreed to acquire the Chicago, Detroit and Los Angeles Viacom radio properties referred to above for $480 million from Evergreen or from Viacom directly.

     The accompanying combined financial statements reflect the carve-out historical results of operations and financial position of Riverside Broadcasting Co., Inc. and WAXQ Inc. These financial statements are not necessarily indicative of the results that would have occurred if the Company had been a separate stand-alone entity during the periods presented.

     The financial statements do not include Viacom's corporate assets or liabilities not specifically identifiable to the Company. Corporate overhead allocations have been included in the accompanying statements of earnings in corporate general and administrative expense and station operating expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (b) Intangible Assets

     Intangible assets consist primarily of broadcast licenses. The Company amortizes such intangible assets using the straight-line method over 40 years. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

  (c) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

services to be received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used.

  (d) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (e) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Fair Value

     The carrying amount of accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

  (h) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers in the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. No one customer accounted for more than 10% of net revenues in 1994, 1995, or 1996.

  (i) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined financial statements as of and for the three months ended March 31, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

items, which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended March 31, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

(3) ACQUISITIONS AND DISPOSITIONS

     On August 1, 1996, Viacom exchanged the assets of KBSG-AM/FM and KNDD-FM in Seattle for the assets of WAXQ-FM in New York. The transaction was accounted for as a nonmonetary exchange and was based on the recorded amounts of the nonmonetary assets relinquished. For the period from July 1, 1996 to July 31, 1996, Viacom operated WAXQ-FM under a time brokerage agreement.

     Station start-up costs, including fees paid pursuant to the time brokerage agreement, amounting to $2,431,000, were capitalized and amortized during 1996. Acquisition-related costs are reflected in the accompanying financial statements as other expense.

     A summary of net assets relinquished by Viacom in connection with the exchange is as follows:

Working capital.............................................  $    34
Property and equipment......................................    2,693
Intangible assets...........................................   21,015
Deferred taxes..............................................   (3,970)
                                                              -------
                                                              $19,772
                                                              =======

(4) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                                         ESTIMATED
                                                        USEFUL LIFE     1995      1996
                                                        -----------    ------    ------
Broadcast facilities..................................  8-20 years     $1,971    $4,783
Office equipment and other............................  5-8 years         557       754
Construction in progress..............................                     10       389
                                                                       ------    ------
                                                                        2,538     5,926
Accumulated depreciation..............................                  1,463     1,749
                                                                       ------    ------
                                                                       $1,075    $4,177
                                                                       ======    ======

(5) INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 consist of broadcast licenses which are being amortized over forty years and are presented net of accumulated amortization of $13,177 and $14,988, respectively.

(6) INCOME TAXES

     The Company's results of operations are included in the combined U.S. federal and certain combined and separate state income tax returns of Viacom International Inc.

     The tax provisions and deferred tax liabilities presented have been determined as if the Company were a stand-alone business filing separate tax returns. Current tax liabilities are recorded through the equity account with Viacom.

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

     Income tax expense (benefit) consists of:

                                                              1994     1995     1996
                                                             ------   ------   ------
Current:
  Federal..................................................  $3,889   $3,258   $4,672
  State and local..........................................   2,132    1,786    2,614
Deferred:
  Federal..................................................      21       71     (356)
  State....................................................      11       39     (247)
                                                             ------   ------   ------
                                                             $6,053   $5,154   $6,683
                                                             ======   ======   ======

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on earnings before income taxes is as follows:

                                                              1994    1995    1996
                                                              ----    ----    ----
Statutory U.S. tax rate.....................................  35.0%   35.0%   35.0%
Amortization of intangibles.................................   4.6     5.4     4.3
State and local taxes, net of federal tax benefit...........  11.9    12.1    11.8
Other, net..................................................   0.1     0.1     0.1
                                                              ----    ----    ----
  Effective tax rate........................................  51.6%   52.6%   51.2%
                                                              ====    ====    ====

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. These temporary differences are primarily the result of fixed asset basis differences and bad debt expense.

(7) DEBT AND INTEREST COST

     Viacom has not allocated any portion of its debt or related interest cost to the Company, and no portion of Viacom's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest.

(8) RELATED PARTY TRANSACTIONS

     Intercompany balances between the Company and Viacom resulting from normal trade activity are reflected in Equity in the accompanying combined financial statements (see note 9).

     Viacom provides services for the Company in management, accounting and financial reporting, human resources and information systems. The allocation of these expenses, which is generally based on revenue dollars, is reflected in the accompanying combined financial statements as corporate general and administrative expense. Management believes that the method of allocation of corporate overhead is reasonable.

     Viacom has a noncontributory pension plan covering substantially all of its employees, including the employees of the Company. Costs related to these plans are allocated to the Company based on payroll dollars. The Company recognized expense related to these costs in the amounts of $63, $41 and $97 for 1994, 1995 and 1996, respectively. The assets and the related benefit obligation of the plans will not be transferred to the Company upon consummation of the Proposed Transaction, therefore, such assets and obligations are not included in the notes to the Company's combined financial statements.

     Viacom utilizes a centralized cash management system. As a result, the Company carries minimal cash. Disbursements are funded by the Parent upon demand and cash receipts are transferred to the Parent daily.

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

     The Company, from time to time, enters into transactions with companies owned by or affiliated with Viacom. Generally, services received from such related parties are charged to the Company at amounts which would be incurred in transactions between unrelated entities.

(9) EQUITY

     Equity represents Viacom's ownership interest in the recorded net assets of the Company. All cash transactions and intercompany transactions flow through the equity account. A summary of the activity is as follows:

                                            1994        1995        1996
                                          --------    --------    --------
Balance at beginning of period..........  $ 55,462    $ 54,774    $ 52,838
Net earnings............................     5,682       4,641       6,369
Net intercompany activity...............    (6,370)     (6,577)     14,477
                                          --------    --------    --------
Balance at end of period................  $ 54,774    $ 52,838    $ 73,684
                                          ========    ========    ========

(10) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from one to ten years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $192, $155 and $442 during 1994, 1995 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

Year ending December 31:
1997....................................   $  709
1998....................................      722
1999....................................      759
2000....................................      795
2001....................................      818
Thereafter..............................    2,411
                                           ------
                                           $6,214
                                           ======

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Evergreen Media Corporation:

     We have audited the accompanying combined balance sheets of WMZQ Inc. and Viacom Broadcasting East Inc. as of December 31, 1995 and 1996, and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of WMZQ Inc. and Viacom Broadcasting East Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Dallas, Texas
March 14, 1997, except for note 10,
  which is as of April 14, 1997

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                             DECEMBER 31
                                          ------------------     MARCH 31,
                                           1995       1996         1997
                                          -------    -------    -----------
                                                                (UNAUDITED)
Current assets:
  Accounts receivable, less allowance
     for doubtful accounts of $150 in
     1995, $235 in 1996 and $152 in
     1997...............................  $ 4,893    $ 5,401      $ 4,283
  Prepaid expenses and other current
     assets.............................      467        629          811
  Deferred income taxes (note 5)........       60         94           94
                                          -------    -------      -------
          Total current assets..........    5,420      6,124        5,188
Property and equipment, net (note 3)....    2,407      2,316        2,339
Intangible assets, net (note 4).........   50,204     48,695       48,319
                                          -------    -------      -------
                                          $58,031    $57,135      $55,846
                                          =======    =======      =======

                          LIABILITIES AND EQUITY

Current liabilities -- accounts payable
  and accrued expenses..................  $ 2,411    $ 2,458      $ 2,325
Deferred income taxes (note 5)..........    1,899      2,121        2,123
Equity (note 8).........................   53,721     52,556       51,398
Commitments and contingencies (note
  9)....................................
                                          -------    -------      -------
                                          $58,031    $57,135      $55,846
                                          =======    =======      =======

            See accompanying notes to combined financial statements.

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

                        COMBINED STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                                    THREE MONTHS
                                                      YEARS ENDED DECEMBER 31,     ENDED MARCH 31,
                                                     ---------------------------   ---------------
                                                      1994      1995      1996      1996     1997
                                                     -------   -------   -------   ------   ------
                                                                                     (UNAUDITED)
Gross revenues.....................................  $21,389   $25,656   $26,584   $5,676   $5,955
  Less agency commissions and national rep fees....    3,321     4,131     4,075      838      989
                                                     -------   -------   -------   ------   ------
          Net revenues.............................   18,068    21,525    22,509    4,838    4,966
                                                     -------   -------   -------   ------   ------
Operating expenses:
  Station operating expenses excluding depreciation
     and amortization..............................   10,398    11,445    11,362    2,528    2,738
  Depreciation and amortization....................    1,798     1,814     1,884      453      469
  Corporate general and administrative.............      694       940       674      218      120
                                                     -------   -------   -------   ------   ------
     Operating expenses............................   12,890    14,199    13,920    3,199    3,327
                                                     -------   -------   -------   ------   ------
     Earnings before income taxes..................    5,178     7,326     8,589    1,639    1,639
Income tax expense (note 5)........................    2,607     3,437     3,929      749      778
                                                     -------   -------   -------   ------   ------
          Net earnings.............................  $ 2,571   $ 3,889   $ 4,660   $  890   $  861
                                                     =======   =======   =======   ======   ======

            See accompanying notes to combined financial statements.

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                          THREE MONTHS
                                           YEARS ENDED DECEMBER 31,      ENDED MARCH 31,
                                          ---------------------------   -----------------
                                           1994      1995      1996      1996      1997
                                          -------   -------   -------   -------   -------
                                                                           (UNAUDITED)
Cash flows provided by operating
  activities:
  Net earnings..........................  $ 2,571   $ 3,889   $ 4,660   $   890   $   861
  Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
     Depreciation.......................      289       305       375        75        93
     Amortization of goodwill...........    1,509     1,509     1,509       378       376
     Deferred income tax expense........      323       302       188        --         2
     Changes in certain assets and
       liabilities, net of effects of
       acquisitions:
       Accounts receivable, net.........      179    (1,485)     (508)    1,380     1,118
       Prepaid expenses and other
          current assets................       14      (121)     (162)     (526)     (182)
       Accounts payable and accrued
          expenses......................     (559)       20        47        70      (133)
                                          -------   -------   -------   -------   -------
          Net cash provided by operating
            activities..................    4,326     4,419     6,109     2,267     2,135
                                          -------   -------   -------   -------   -------
Cash flows used by investing
  activities -- capital expenditures....     (194)     (491)     (284)      (44)     (116)
                                          -------   -------   -------   -------   -------
Cash flows used by financing
  activities -- distribution to
  Parent................................   (4,132)   (3,928)   (5,825)   (2,223)   (2,019)
                                          -------   -------   -------   -------   -------
Increase (decrease) in cash.............       --        --        --        --        --
Cash at beginning of period.............       --        --        --        --        --
                                          -------   -------   -------   -------   -------
Cash at end of period...................  $    --   $    --   $    --   $    --   $    --
                                          =======   =======   =======   =======   =======

            See accompanying notes to combined financial statements.

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of WMZQ Inc. and Viacom Broadcasting East Inc. (collectively, the "Company"). The Company owns and operates four commercial radio stations in the Washington, DC market, WMZQ-FM, WJZW-FM, WBZS-AM and WZHF-AM, and is wholly owned by Viacom International Inc. ("Viacom" or "Parent"), a wholly owned subsidiary of Viacom, Inc. Significant intercompany accounts and transactions have been eliminated in combination.

     On February 16, 1997, Viacom International Inc. entered into a stock purchase agreement to sell all the issued and outstanding shares of capital stock of WAXQ Inc. and Riverside Broadcasting Co., Inc. in the New York City market, KYSR Inc. and KIBB Inc. in the Los Angeles market, Viacom Broadcasting East Inc. and WMZQ Inc. in the Washington, DC market, WLIT Inc. in the Chicago market and WDRQ Inc. in the Detroit market (collectively the "Viacom Radio Properties") to Evergreen Media Corporation for $1.075 billion in cash ("Proposed Transaction"). The Proposed Transaction is expected to close after the expiration or termination of the applicable waiting periods under the HSR Act and approval by the Federal Communications Commission ("FCC"). Contemporaneous with this transaction, Evergreen entered into a joint purchase agreement with Chancellor Broadcasting Company ("Chancellor"), under which Chancellor agreed to acquire the Chicago, Detroit and Los Angeles Viacom Radio Properties referred to above for $480 million from Evergreen or from Viacom directly.

     The accompanying combined financial statements reflect the carve-out historical results of operations and financial position of WMZQ Inc. and Viacom Broadcasting East, Inc. These financial statements are not necessarily indicative of the results that would have occurred if the Company had been a separate stand-alone entity during the periods presented.

     The financial statements do not include Viacom's corporate assets or liabilities not specifically identifiable to the Company. Corporate overhead allocations have been included in the accompanying statements of earnings in corporate general and administrative expense and station operating expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (b) Intangible Assets

     Intangible assets consist primarily of broadcast licenses. The Company amortizes such intangible assets using the straight-line method over 40 years. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

  (c) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

services to be received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used.

  (d) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (e) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Fair Value

     The carrying amount of accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

  (h) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers in the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. No one customer accounted for more than 10% of net revenues in 1994, 1995, or 1996.

  (i) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined financial statements as of and for the three months ended March 31, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

items, which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended March 31, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                                            ESTIMATED
                                                           USEFUL LIFE     1995     1996
                                                         ---------------  ------   ------
Broadcast facilities...................................  8 - 20 years     $2,268   $2,366
Land...................................................                      440      440
Building...............................................  30 - 40 years       146      146
Office equipment and other.............................  5 - 8 years       1,866    1,808
Construction in progress...............................                       --        5
                                                                          ------   ------
                                                                           4,720    4,765
                                                                          ------   ------
Accumulated depreciation...............................                    2,313    2,449
                                                                          ------   ------
                                                                          $2,407   $2,316
                                                                          ======   ======

(4) INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 consist of broadcast licenses which are being amortized over forty years and are presented net of accumulated amortization of $10,714 and $12,223, respectively.

(5) INCOME TAXES

     The Company's results of operations are included in the U.S. federal and certain combined and separate state income tax returns of Viacom International Inc.

     The tax provisions and deferred tax liabilities presented have been determined as if the Company were a stand-alone business filing separate tax returns. Current tax liabilities are recorded through the equity account with Viacom.

     Income tax expense consists of:

                                                               1994     1995     1996
                                                              ------   ------   ------
Current:
  Federal...................................................  $1,704   $2,434   $2,943
  State and local...........................................     580      701      798
Deferred federal and state..................................     323      302      188
                                                              ------   ------   ------
                                                              $2,607   $3,437   $3,929
                                                              ======   ======   ======

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on earnings before income taxes is as follows:

                                          1994     1995     1996
                                          ----     ----     ----
Statutory U.S. tax rate.................  35.0%    35.0%    35.0%
Amortization of intangibles.............   7.4      5.2      4.5
State and local taxes, net of federal
  tax benefit...........................   7.9      6.7      6.2
Other, net..............................   0.0      0.0      0.0
                                          ----     ----     ----
  Effective tax rate....................  50.3%    46.9%    45.7%
                                          ====     ====     ====

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. These temporary differences are primarily the result of fixed asset basis differences and bad debt expense. Deferred tax assets and liabilities relating to state income taxes are not material.

(6) DEBT AND INTEREST COST

     Viacom has not allocated any portion of its debt or related interest cost to the Company, and no portion of Viacom's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest.

(7) RELATED PARTY TRANSACTIONS

     Intercompany balances between the Company and Viacom resulting from normal trade activity are reflected in Equity in the accompanying combined financial statements (see note 8).

     Viacom provides services for the Company in management, accounting and financial reporting, human resources, information systems, legal, taxes and other corporate services. The allocation of these expenses, which is generally based on revenue dollars, is reflected in the accompanying financial statements as corporate general and administrative expense. Management believes that the method of allocation of corporate overhead is reasonable.

     Viacom has a noncontributory pension plan covering substantially all of its employees, including the employees of the Company. Costs related to these plans are allocated to the Company based on payroll dollars and are included in station operating expenses. The Company recognized expense related to these costs in the amounts of $77, $74 and $242 for 1994, 1995 and 1996, respectively. The assets and the related benefit obligation of the plans will not be transferred to the Company upon consummation of the Proposed Transaction, therefore, such assets and obligations are not included in the notes to the Company's financial statements.

     Viacom utilizes a centralized cash management system. As a result, the Company carries minimal cash. Disbursements are funded centrally upon demand and cash receipts are transferred to the Parent daily.

     The Company, from time to time, enters into transactions with companies owned by or affiliated with Viacom. Generally, services received from such related parties are charged to the Company at amounts which would be incurred in transactions between unrelated entities.

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

(8) EQUITY

     Equity represents Viacom's ownership interest in the recorded net assets of the Company. All cash transactions and intercompany transactions flow through the equity account. A summary of the activity is as follows:

                                                             1994      1995      1996
                                                            -------   -------   -------
Balance at beginning of period............................  $55,321   $53,760   $53,721
Net earnings..............................................    2,571     3,889     4,660
Net intercompany activity.................................   (4,132)   (3,928)   (5,825)
                                                            -------   -------   -------
Balance at end of period..................................  $53,760   $53,721   $52,556
                                                            =======   =======   =======

(9) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from 1 to 10 years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $332, $356 and $373 during 1994, 1995 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

Year ending December 31:
1997........................................................  $  506
1998........................................................     523
1999........................................................     310
2000........................................................     222
2001........................................................     200
Thereafter..................................................     814
                                                              ------
                                                              $2,575
                                                              ======

(10) SUBSEQUENT EVENT

     On April 14, 1997, Evergreen Media Corporation and Chancellor Broadcasting Company entered into an agreement with ABC Radio ("ABC"), a division of The Walt Disney Company, whereby ABC will purchase from Evergreen and Chancellor two radio stations, WDRQ-FM and WJZW-FM for a total of $105 million.

                               INDEX TO EXHIBITS

     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
       23.1**            -- Consent of KPMG Peat Marwick LLP, independent accountants
       23.2**            -- Consent of Arthur Andersen LLP, independent accountants
       23.3**            -- Consent of KPMG Peat Marwick LLP, independent accountants
       23.4**            -- Consent of Price Waterhouse LLP, independent accountants

---------------

** Filed herewith